Exhibit 3.1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

SANDISK CORPORATION

ARTICLE I

NAME OF CORPORATION

The name of this corporation is:

Sandisk Corporation

ARTICLE II

REGISTERED OFFICE

The address of the registered office of this corporation in the State of Delaware is c/o 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the name of its registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

This corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which this corporation shall have authority to issue is [•] ([•]); the total number of shares of Preferred Stock shall be [•] ([•]) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be [•] ([•]) and each such share shall have a par value of one cent ($0.01).

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers (including full, limited or no voting powers), preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V

BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation (as may be amended, restated or amended and restated from time to time, the “Bylaws”).

ARTICLE VI

MANAGEMENT OF BUSINESS; AUTHORIZATION

The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by this corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted, amended or repealed by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been so adopted, amended or repealed.

ARTICLE VII

ELECTION OF DIRECTORS

The number of directors constituting the Board of Directors shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director or officer of this corporation shall not be personally liable to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to, or modification or repeal of, this Article VIII shall adversely affect any right or protection of a director or officer of this corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after this Amended and Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of this corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE IX

NO ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS

No action required to be taken or which may be taken at any annual or special meeting of stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

ARTICLE X

STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of this corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE XI

CORPORATE POWER

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XII

FORUM SELECTION

Unless this corporation consents in writing to the selection of an alternative forum: (a) the following actions shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware: (i) any derivative action or proceeding brought on behalf of this corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of this corporation to this corporation or this corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIII

SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit this corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of this corporation to the fullest extent permitted by law.